Exhibit 10.13

IN MAKING AN INVESTMENT DECISION WITH RESPECT TO THE SECURITIES TRANSFERRED HEREBY, INVESTORS MUST RELY ON THEIR OWN EXAMINATION OF THE ISSUER AND THE TERMS OF THE OFFERING MADE WITH RESPECT TO SUCH SECURITIES, INCLUDING THE MERITS AND RISKS INVOLVED. THESE SECURITIES HAVE NOT BEEN RECOMMENDED BY ANY FEDERAL OR STATE SECURITIES COMMISSION OR REGULATORY AUTHORITY. FURTHERMORE, THE FOREGOING AUTHORITIES HAVE NOT CONFIRMED THE ACCURACY OR DETERMINED THE ADEQUACY OF ANY DOCUMENT IN CONNECTION WITH SUCH OFFERING. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

STOCK TRANSFER AGREEMENT

This Stock Transfer Agreement (this “Agreement”) is made as of December 21, 2006, by and among Oenoke Partners, LLC a Delaware limited liability company (“Oenoke”), Information Services Group, Inc. (the “Company”) and the individual whose name is set forth on Exhibit A (the “Transferee”).

WHEREAS, pursuant to the terms of the Management Unit Purchase Agreement, dated August 2, 2006, by and between Oenoke and the Company (the “Management Unit Purchase Agreement”), Oenoke purchased 4,687,500 units (the “Initial Units”), each of which consists of a share of Common Stock of the Company (the “Stock”; the shares of Stock underlying the Initial Units, the “Initial Shares”) and a warrant to purchase a share of Stock (the “Warrants”; the Warrants underlying the Initial Units, the “Initial Warrants”) at $0.002 per Initial Unit, for an aggregate purchase price of $9,375.00;

WHEREAS, the Company subsequently redeemed the Initial Warrants from Oenoke;

WHEREAS, the Transferee was appointed a director of the Company on August 7, 2006 by written consent of the sole director and ratification by the sole stockholder of the Company;

WHEREAS, the Company anticipates issuing units (the “Public Units”) to the public (the “IPO”) pursuant to the terms and conditions set forth in the registration statement on Form S-1 (the “Registration Statement”) initially filed with the Securities and Exchange Commission (the “SEC”) on August 11, 2006;

WHEREAS, the Company desires that the Transferee own an interest in the Company; and

WHEREAS, on the terms and conditions contained in this Agreement, each Transferee desires to purchase from Oenoke, and Oenoke desires to transfer to each Transferee, the number of Initial Shares set forth opposite such Transferee’s name on Exhibit A hereto (collectively, the “Transferred Shares”) in cash for the amount set forth thereon.

NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the Company, Oenoke and the Transferee hereby agree as follows:

1.                                       Purchase and Sale of Shares. The Transferee hereby agrees to purchase from Oenoke, and Oenoke hereby agrees to transfer to the Transferee, that number of Transferred Shares set forth on Exhibit A at the purchase price set forth on Exhibit A, payable in cash.

2.                                       Closing.

(a)                                  The closing hereunder, including payment for and transfer of the Transferred Shares shall occur at the offices of the Company immediately following the execution of this Agreement, or at such other time and place as the parties may mutually agree.

(b)                                 At the closing, (i) the Transferee shall pay to Oenoke in cash the purchase price set forth on Exhibit A, (ii) Oenoke shall return to the Company for cancellation the certificate(s) representing the Initial Shares, (iii) the Company shall deliver to the Transferee a certificate representing the Transferred Shares transferred to such Transferee hereunder, and (iv) the Company shall reissue to Oenoke a certificate(s) representing that number of shares equal to the Initial Shares minus the aggregate number of Transferred Shares (the “Remaining Shares”).

3.                                       Representations and Warranties.

(a)                                  Oenoke represents and warrants to the Company and the Transferee that:

i.                                          Oenoke is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware, with full power and authority to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement has been duly and validly authorized by all necessary limited liability company action of Oenoke and has been duly and validly executed and delivered by Oenoke and constitutes the valid and binding obligation of Oenoke, enforceable against it in accordance with its terms. Oenoke has good and valid title to the Transferred Shares, free and clear of all liens and encumbrances.

(b)                                 The Company represents and warrants to Oenoke and each Transferee that:

i.                                          it is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, with full power and authority to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement has been duly and validly authorized by all necessary corporate action of the Company and has been duly and validly executed and delivered by the Company and constitutes the valid and binding obligation of the Company, enforceable against it in accordance with its terms.

ii.                                       the Transferred Shares will be duly and validly authorized at the time of issuance, and, when issued and delivered against payment therefor as provided herein, will be duly and validly issued and fully paid and nonassessable.

(c)                                  The Transferee represents to the Company and to Oenoke as follows:

i.                                          the Transferee is an “accredited investor” as that term is defined in Rule 501 of Regulation D promulgated under the Securities Act of 1933, as amended (the “Securities Act”), a copy of which is annexed hereto.

ii.                                       the Transferred Shares are being acquired for the Transferee’s own account, only for investment purposes and not with a view to, or for resale in connection with, any distribution or public offering thereof within the meaning of the Securities Act.

iii.                                    the Transferee has the full right, power and authority to enter into this Agreement and this Agreement is a valid and legally binding obligation of the Transferee enforceable against it in accordance with its terms.

4.                                       Limitations on Transfer. The Transferee shall not assign, hypothecate, donate, encumber or otherwise dispose of any interest in the Transferred Shares, except in compliance with the provisions hereof, the Management Unit Purchase Agreement and applicable securities laws. The Transferee acknowledges that the Company shall not be required (a) to transfer on its books any shares of Stock which shall have been transferred in violation of any of the provisions set forth herein or in the Management Unit Purchase Agreement or (b) to treat as owner of such shares or to accord the right to vote as such owner or to pay dividends to any purported transferee to whom such shares shall be sought to be transferred in violation of this Agreement. The Transferee hereby further acknowledges that it may be required to hold the Transferred Shares indefinitely. During the period of time during which the Transferee holds the Transferred Shares, the value of such Transferred Shares may increase or decrease, and any risk associated with such Transferred Shares and such fluctuation in value shall be borne by the Transferee.

5.                                       Voting of Shares; Waiver of Conversion Rights; Lock-Up. In connection with the vote required to consummate a Business Combination (as defined in the Company’s Certificate of Incorporation), each Transferee shall vote the Transferred Shares in accordance with the majority of the shares of Stock voted by the Company’s public stockholders, and therefore waives any conversion rights such Transferee might have with respect to such Transferred Shares, as provided in the Company’s Certificate of Incorporation. Transferee hereby waives any right to receive distributions with respect to the shares of Stock transferred or reissued hereunder upon the liquidation of the Trust Fund (as defined in the Company’s Certificate of Incorporation), or as part of the Company’s plan of dissolution and distribution in the event the Company fails to consummate such Business Combination by the Termination Date (as defined in the Company’s Certificate of Incorporation). In the event that the Company fails to consummate a Business Combination by the Termination Date, the Transferee shall vote the Transferred Shares in favor of any plan of dissolution and liquidation recommended by the Company’s board of directors. The Transferred Shares will be subject to a lock-up as referred to in the Registration Statement. Subject to certain limited exceptions to be set forth therein, the Transferred Shares will not be transferable until the date that is one year after the closing of a Business Combination.

6.                                       Restrictive Legends. The Transferee acknowledges that all certificates representing the Transferred Shares shall have endorsed thereon legends in substantially the following forms (in addition to any other legend which may be required by other agreements between the parties hereto):

(a)                                  “THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. INVESTORS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF AN INVESTMENT IN THE SHARES REPRESENTED BY THIS CERTIFICATE FOR AN INDEFINITE PERIOD OF TIME.”

(b)                                 “THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE ALSO FURTHER SUBJECT TO THE PROVISIONS OF THE STOCK TRANSFER AGREEMENT AMONG THE ISSUER OF SUCH SECURITIES (THE “COMPANY”), OENOKE PARTNERS, LLC (“OENOKE”) AND THE TRANSFEREE NAMED THEREIN AND THE MANAGEMENT UNIT PURCHASE AGREEMENT, DATED AUGUST 2, 2006 BY AND BETWEEN OENOKE AND THE COMPANY (THE “MANAGEMENT UNIT PURCHASE AGREEMENT”) AS THE SAME MAY BE AMENDED FROM TIME TO TIME, COPIES OF WHICH ARE AVAILABLE FOR INSPECTION AT THE PRINCIPAL OFFICES OF THE COMPANY, AND, WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, NO SALE, ASSIGNMENT, TRANSFER OR OTHER DISPOSITION OF THESE SHARES SHALL BE VALID OR EFFECTIVE UNLESS MADE IN COMPLIANCE WITH ALL OF THE TERMS AND CONDITIONS OF THOSE AGREEMENTS.”

7.                                       Registration Rights. Transferee (and its assignees and transferees) shall be granted certain registration rights pursuant to the registration rights agreement (the “Registration Rights Agreement”) referred to in the Management Unit Purchase Agreement.

8.                                       Miscellaneous.

(a)                                  Notices. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given:  (i) upon personal delivery to the party to be notified, (ii) when sent by confirmed telex or facsimile if sent during normal business hours of the recipient, and if not during normal business hours of the recipient, then on the next business day, (iii) five (5) calendar days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (iv) one (1) business day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the other party hereto at such party’s address hereinafter set forth on the signature page hereof, or at such other address as such party may designate by ten (10) days advance written notice to the other party hereto.

(b)                                 Successors and Assigns. This Agreement shall inure to the benefit of the successors and assigns of the Company, and, subject to the restrictions on transfer herein set forth, be binding upon each Transferee and Oenoke and their respective successors and assigns.

(c)                                  Governing Law; Venue. This Agreement shall be governed by, construed and enforced in accordance with the laws of the State of New York, without giving effect to the conflicts of laws principles thereof. Each of the parties hereby agrees to submit to the jurisdiction of any Federal or State court located in the Borough of Manhattan in New York City with respect to any actions, claims or proceeding arising under this Agreement. Each party hereby irrevocably waives any defense or objection to such submission to jurisdiction.

(d)                                 Further Execution. The parties agree to take all such further action(s) as may reasonably be necessary to carry out and consummate this Agreement as soon as practicable, and to take whatever steps may be necessary to obtain any governmental approval in connection with or otherwise qualify the issuance of the securities that are the subject of this Agreement.

(e)                                  Entire Agreement; Amendment. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes and merges all prior agreements or understandings, whether written or oral. This Agreement may not be amended, modified or revoked, in whole or in part, except by an agreement in writing signed by each of the parties hereto.

(f)                                    Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (i) such provision shall be excluded from this Agreement, (ii) the balance of this Agreement shall be interpreted as if such provision were so excluded and (iii) the balance of this Agreement shall be enforceable in accordance with its terms.

(g)                                 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

[Signatures on following page]

In Witness Whereof, the parties hereto have executed this Agreement as of the day and year first above written.

Information Services Group, Inc.

By:	/s/ Michael Connors
Michael Connors
Chief Executive Officer

Address: Four Stamford Plaza
107 Elm Street
Stamford, CT 06902

Oenoke Partners, LLC

By:	/s/ Michael Connors
Michael Connors
Managing Member

Address: Four Stamford Plaza
107 Elm Street
Stamford, CT 06902

[Stock Transfer Agreement]

Transferee

By:	/s/ R. Glenn Hubbard
R. Glenn Hubbard

[Stock Transfer Agreement]

EXHIBIT A

[Transferee, Shares, Purchase Price]

Transferee	Number of Shares	Aggregate Purchase Price

R. Glenn Hubbard	62,500	$62.50